UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2009

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Second Closing of Private Placement

On June 12, 2009, we conducted the second closing (the "Second Closing") of a private offering under Regulation D for the sale to accredited investors of units consisting of $468,500 principal amount of 12% Series 2 Senior Notes ("Notes") and five year warrants to purchase a total of 749,600 shares of our common stock at $1.11 per share (the "Warrant Shares"). Under the terms of the offering, the exercise price of the Warrant Shares was to be greater of 115% of the five day weighted average closing prices of our common stock as reported by NYSE Alternext US for the five trading days ended on June 11, 2009.
We previously received $1,327,250 in gross proceeds (net proceeds of $1,154,708) in the First Closing held on May 14, 2009. An application for approval from the NYSE Alternext US for listing of all of the Warrant Shares (including the warrants to purchase 2,123,600 issued in the First Closing) will be made as soon as practicable.
We may receive additional gross proceeds of approximately $2,079,000 from the exercise of the warrants issued in the First Closing and approximately $832,000 from exercise of warrants issued in the Second Closing, exclusive of any proceeds from the exercise of placement agent warrants issued in the offering. No assurances can be given that any of the warrants will be exercised.
In connection with the offer and sale of securities to the purchasers in the offering, our exclusive placement agent was Cantone Research, Inc., a FINRA member broker-dealer. Cantone Research, Inc. received sales commissions of $46,850 and $14,055 of non-accountable expenses for services in connection with the Second Closing. In addition, in the Second Closing we issued placement agent warrants to purchase a total of 74,960 shares, of which Cantone Research, Inc. received placement agent warrants to purchase 58,360 shares, Galileo Asset Management, S. A. received warrants to purchase 14,992 shares and JH Darbie received placement agent warrants to purchase 1600 shares.
We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. We believe that all of the purchasers are "accredited investors," as such term is defined in Rule 501(a) promulgated under the Securities Act.

S-3 Registration Statement
In connection with the Offering, we agreed to file a registration statement by July 31, 2009 with the Securities and Exchange Commission on Form S-3 covering the resale of all of the Warrant Shares sold in the Offering.

Item 7.01 Regulation FD Disclosure.

On June 15, 2009, we issued a press release announcing the Second Closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press release, dated June 15, 2009, announcing the Second Closing (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

June 15, 2009	By:	Akio Ariura

Name: Akio Ariura
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 15, 2009 Re Second Closing